                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           D & K Wholesale Drug, Inc.
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

              The Board of Directors of D & K Wholesale Drug, Inc.
           ---------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:



       ------------------------------------------------------------------------

                                     July 15, 1996




DEAR FELLOW STOCKHOLDERS:

      Our Annual Meeting of Stockholders will be held at The Daniele Hotel, Savoy Room, 216 North Meramec, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Thursday, August 15, 1996. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

      We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                         Sincerely,

                                         J. HORD ARMSTRONG, III
                                         Chairman of the Board, President and
                                               Chief Executive Officer

                           D & K WHOLESALE DRUG, INC.
                        8000 MARYLAND AVENUE, SUITE 1190
                           ST. LOUIS, MISSOURI 63105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 15, 1996


Dear Stockholder:

      The Annual Meeting of Stockholders of D & K Wholesale Drug, Inc. (the "Company") will be held at The Daniele Hotel, Savoy Room, 216 North Meramec, St. Louis, Missouri, 63105, on Thursday, August 15, 1996, at 10:00 A.M., local time, for the following purposes:

      1. To elect two Class I directors to hold office for a term of three years.

      2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

      These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record of the Company at the close of business on June 26, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.



                                        By order of the Board of Directors,


                                        MARTIN D. WILSON
                                        Secretary

July 15, 1996

                           D & K WHOLESALE DRUG, INC.
                        8000 MARYLAND AVENUE, SUITE 1190
                           ST. LOUIS, MISSOURI 63105


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 15, 1996

                               -----------------


                              GENERAL INFORMATION

      This Proxy Statement is furnished to the stockholders of D & K WHOLESALE DRUG, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Daniele Hotel, Savoy Room, 216 North Meramec, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Thursday, August 15, 1996, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. The mailing address of the Company is 8000 Maryland Avenue, Suite 1190, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

      This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about July 15, 1996.

      The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

      The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in the solicitation of proxies on its behalf for a fee of $1,000 plus reasonable out-of-pocket expenses.

      Only stockholders of record at the close of business on June 26, 1996 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 3,026,051 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

      Each outstanding share of the Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the Common Stock present in person or by proxy shall be required for the election of directors or any other matter which is submitted to a vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

      Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following persons were known to management of the Company to be the beneficial owners of five percent or more of the Company's outstanding
Common Stock as of June 26, 1996:

                                                              NUMBER OF SHARES         PERCENT OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIALLY OWNED            COMMON STOCK<F1>
- ------------------------------------                         ------------------            ----------------
Gateway Venture Partners II, L.P.                                 502,270<F2>                   16.6%
  8000 Maryland Avenue
  Suite 1190
  St. Louis, Missouri  63105

Massachusetts Mutual Life                                         265,490<F3>                    8.1
  Insurance Company
MassMutual Corporate Investors                                    265,490<F4>                    8.1
  1295 State Street
  Springfield, Massachusetts 01111

J. Hord Armstrong, III                                            251,597<F5>                    8.3
  8000 Maryland Avenue
  Suite 1190
  St. Louis, Missouri  63105

- ------------

<F1>  The percentage calculations are based upon 3,026,051 shares of the
      Company's Common Stock that were issued and outstanding as of June 26, 1996, plus, with respect to Massachusetts Mutual Life Insurance Company and MassMutual Corporate Investors only, the number of shares subject to conversion privileges exercisable by each such stockholder as of June 26, 1996.

<F2>  Shares are owned of record by Gateway Venture Partners II, L.P.
      Richard F. Ford and John S. McCarthy, each of whom is a director of the Company, serve as general partners of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to have shared voting and investment power with respect to these shares. See "Security Ownership By Management."

<F3>  Shares are beneficially owned by Massachusetts Mutual Life Insurance
      Company by virtue of its right to convert into Common Stock of the Company the 11% Joint and Several Convertible Subordinated Notes due 1997 issued to it by the Company.

                                    - 2 -

<F4>  Shares are beneficially owned by MassMutual Corporate Investors by virtue of its right to convert into Common Stock of the Company the 11% Joint and Several Convertible Subordinated Notes due 1997 issued to it by the Company. MassMutual Corporate Investors is a closed-end investment company for which Massachusetts Mutual Life Insurance Company serves as an investment advisor.

<F5>  Total does not include 5,000 shares that are owned by Mr. Armstrong's wife, as to which shares Mr. Armstrong has no voting or investment power and as to which Mr. Armstrong disclaims beneficial ownership.

                         ITEM 1.  ELECTION OF DIRECTORS

      Two individuals will be elected at the Annual Meeting to serve as Class I directors of the Company for a term of three years. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Elliot H. Stein and Martin D. Wilson as Class I directors, except as otherwise directed by the stockholder on the Proxy Card. Mr. Stein is currently a director of the Company. If for any reason Mr. Stein or Mr. Wilson becomes unavailable for election, which is not now anticipated, the persons named on the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Elliot H. Stein and Martin D. Wilson as Class I directors.

      Pursuant to the stock purchase agreement under which Gateway Venture Partners II, L.P. made its initial investment in the Company, the Company agreed to use its best efforts to cause and maintain the election to the Board of Directors of a representative of Gateway Venture Partners II, L.P. Richard F. Ford, a Class III Director, and John S. McCarthy, a Class II director, currently represent Gateway Venture Partners II, L.P. on the Board of Directors. In connection with the entry by the Company into its former employment agreement with Steven B. Goldfine, the Company agreed to cause
Mr. Goldfine to be elected as a director and an officer of the Company. In June 1995, the Company entered into an agreement with George P. Bray pursuant to which Mr. Bray will continue as a director of the Company through the date of the annual Board of Directors meeting to be held in August 1996, subject to earlier termination of such directorship at the option of the Company. See "Directors' Fees."

      The name, age, principal occupation or position and other directorships with respect to Mr. Stein, Mr. Wilson and the directors whose terms of office will continue after the Annual Meeting is set forth below.

                CLASS I - BE ELECTED FOR A TERM EXPIRING IN 1999

      Elliot H. Stein, age 78, has served as a director of the Company since its founding in 1987. Mr. Stein is Chairman Emeritus, Stifel Financial Corporation, St. Louis, Missouri, of which he was Chairman of the Board from January 1986 through May 1988. Prior to such time he was President of Scherck, Stein & Frank, Inc., a New York Stock Exchange member firm.
Mr. Stein also serves as a director of Angelica Corporation and West Indies Sugar Company.

      Martin D. Wilson, age 35, has served as President and Chief Operating Officer of the Company since April 1996 and as Secretary since August 1993. Mr. Wilson has previously served as Executive Vice President-Finance and Administration (May 1995 to April 1996), Vice President-Finance and Administration (April 1991 to May 1995) and Controller (March 1988 to April
1991) of the

Company. Prior to joining the Company, Mr. Wilson, a certified public accountant, was associated with KPMG Peat Marwick, a public accounting firm.

                  CLASS III - TO CONTINUE IN OFFICE UNTIL 1998

      J. Hord Armstrong, III, age 55, has served as Chairman of the Board, Chief Executive Officer and Treasurer and as a director of the Company since December 1987 and as President of the Company since April 1994. Prior to joining the Company, Mr. Armstrong served as Treasurer (1978-1981) and Vice President and Chief Financial Officer (1981-1987) of Arch Mineral Corporation, a coal mining and sales corporation. Mr. Armstrong serves as Chairman of the Board and as a director of Aligen Independent Laboratories, Inc. (formerly known as Independent Drug Wholesalers Group, Inc.), a pharmaceutical repackaging company, private label distributor of prescription drug products and pharmacy benefits management company. He is also Chairman of the Board of Pilot Funds, registered investment companies sponsored by Boatmen's Trust Company, St. Louis, Missouri, and serves as a Trustee of the St. Louis College of Pharmacy.

      Richard F. Ford, age 60, has served as a director of the Company since its founding in December 1987. Mr. Ford has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. in St. Louis, Missouri, since 1984. Mr. Ford also serves as a director of Stifel Financial Corporation and CompuCom Systems, Inc.

                  CLASS II - TO CONTINUE IN OFFICE UNTIL 1997

      Bryan H. Lawrence, age 53, has served as a director of the Company since its founding in December 1987. Since February, 1966, Mr. Lawrence has been associated with Dillon, Read & Co., Inc., New York, New York, an investment banking firm, and currently serves as Managing Director of such firm. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., Continental Ozark Corporation, Fintube L.P., Meenan Oil Co., Willbros Group, Inc., Benson Petroleum, Cavell Energy and Interenergy Corporation.

      John S. McCarthy, age 47, has served as a director of the Company since August 1994. Mr. McCarthy has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. in St. Louis, Missouri, since 1984. Prior to 1984, Mr. McCarthy held various management positions within the field of corporate banking. Mr. McCarthy also serves as a director of Transaction Network Services, Inc.

      Steven B. Goldfine, age 47, has served as a director of the Company since October 1994. From October 1994 to January 1996, Mr. Goldfine served as President/Northern Division of the Company. For more than five years prior to such time, Mr. Goldfine served as President of Northern Drug Company, a regional drug wholesaler acquired by the Company in October 1994.

                       BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 1996, the Board of Directors of the Company met four times and each of the directors attended not fewer than 75% of the meetings of the Board of Directors and committees of which such director was a member during fiscal 1996.

      The Board of Directors has a standing Audit Committee and Stock Option and Compensation Committee.

      The members of the Audit Committee are Messrs. Ford and Stein. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met one time in fiscal 1996.

      The Stock Option and Compensation Committee is composed of Messrs. Ford and Lawrence. The Stock Option and Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries payable corporate officers and to administer the Company's Long Term Incentive Plan. The Stock Option and Compensation Committee acted by written consent one time during fiscal 1996.

                                DIRECTORS' FEES

      Directors currently receive no compensation (other than reimbursement of expenses) for serving as a director or member of a committee of the Board of Directors or attending Board or Committee meetings.

      In June 1995, the Company entered into an agreement with George P. Bray, a director and the former President/Cairo Division of the Company, pursuant to which effective July 31, 1995, Mr. Bray resigned as President/Cairo Division and become a consultant to the Company on an as-needed basis for a one-year period ending July 31, 1996 (the "Consulting Term"). The Company and Mr. Bray have agreed that Mr. Bray will continue to serve as a director of the Company through the date of the annual Board of Directors meeting to be held in August 1996, subject to earlier termination of such directorship at the option of the Company. Mr. Bray additionally has agreed to release the Company and related parties from any claims or causes of action he may have with respect to his employment by the Company.
Pursuant to the agreement, Mr. Bray shall be entitled to salary continuation payments during the Consulting Term totaling an aggregate of $50,000, subject to certain adjustments if Mr. Bray commences other employment. Additionally, during the Consulting Term Mr. Bray shall be entitled to receive continuation of group health insurance and other employee benefits and to exercise certain stock options held by Mr. Bray for shares of the Company's Common Stock.

      In January 1996, the Company entered into an amended and restated employment agreement with Steven B. Goldfine, a director and the former President/Northern Division of the Company, pursuant to which Mr. Goldfine ceased to be an employee of the Company as of January 2, 1996 and become a consultant to the Company on an as-needed basis for a two-year period ending January 2, 1998 at base compensation of $15,000. Pursuant to the agreement, Mr. Goldfine was additionally entitled to receive continuation of group health insurance and certain other employee benefits. In addition, the Company paid Mr. Goldfine $105,000 on January 2, 1996 and agreed to pay him an additional $120,000 on January 2, 1997, in consideration for his covenant not to compete with the Company for the three-year period ending January 2, 1999. The Company previously was obligated to pay Mr. Goldfine an aggregate of $225,000 in consideration for his covenant not to compete.

                        SECURITY OWNERSHIP BY MANAGEMENT

      The following table indicates, as of June 26, 1996, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the persons named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                                   NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                         BENEFICIALLY OWNED<F1>   PERCENT OF CLASS<F2>
- ------------------------                                         ----------------------   --------------------
J. Hord Armstrong, III                                                251,597<F3>                8.3%
George P. Bray                                                         63,608<F4>                2.1
Richard F. Ford                                                       504,270<F5>               16.7
Steven B. Goldfine                                                     42,780                    1.4
Bryan H. Lawrence                                                      28,318                    1.0
John S. McCarthy                                                      502,270<F6>               16.6
Elliot H. Stein                                                        10,000<F7>                   <F8>
Martin D. Wilson                                                       44,199<F9>                1.4
All directors and executive officers as a group (9 persons)           953,105                   30.6

- ------------

<F1>  Except as noted, each individual has sole voting and investment power over the shares listed beside his name.

<F2>  Based upon 3,026,051 shares of the Company's Common Stock issued and outstanding as of June 26, 1996 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.

<F3>  Total does not include 5,000 shares that are owned by Mr. Armstrong's wife, as to which shares Mr. Armstrong has no voting or investment power and as to which Mr. Armstrong disclaims beneficial ownership.

<F4>  Total includes 38,332 shares subject to stock options and 2,600 shares held by Mr. Bray as custodian for his minor children as to which shares Mr. Bray has sole voting and investment power.

<F5>  Total includes 2,000 shares as to which Mr. Ford has sole voting and investment power. Total also includes 502,270 shares owned of record by Gateway Venture Partners II, L.P. Mr. Ford serves as a general partner of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to share voting and investment power with respect to such shares. Total does not include 1,000 shares owned by Mr. Ford's wife, as to which shares Mr. Ford has no voting or investment power and as to which Mr. Ford disclaims beneficial ownership.

<F6>  Total includes 502,270 shares owned of record by Gateway Venture
      Partners II, L.P. Mr. McCarthy serves as a general partner of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to share voting and investment power with respect to such shares.

<F7>  Total does not include 80,135 shares held by irrevocable trusts for the benefit of Mr. Stein's adult children, as to which shares Mr. Stein disclaims beneficial ownership.

                                    - 6 -

<F8>  Less than one percent.

<F9>  Total includes 44,199 shares subject to stock options.

                  REPORT OF THE STOCK OPTION AND COMPENSATION
                   COMMITTEE REGARDING EXECUTIVE COMPENSATION

GENERAL

      The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Ford and Lawrence.

      The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders of the Company. In this manner, the Company will meet its ultimate responsibility to its stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

      The Company's executive compensation strategy consists of salary and long-term incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

      The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee makes a recommendation to the Board of Directors of the salary to be paid to each executive officer.

LONG TERM INCENTIVE COMPENSATION

      The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Company's long-term incentive programs authorize the grant of both cash- and stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

      In May 1993, the Committee initiated a program (the "Program") to provide incentives to certain executive officers during the 1994 and 1995 fiscal years. Under the Program, the participating executive officers each received an initial grant of non-qualified stock options pursuant to the Company's 1992 Long Term Incentive Plan. At the end of each of the 1994 and 1995 fiscal years, the executive officers received additional grants of stock options, in recognition of attainment of certain pre-tax earnings goals for the Company and satisfactory performance evaluations from the Committee. Additionally, provided the pre-tax earnings and performance evaluation criteria are met, grants may be accelerated upon the Common Stock of the Company attaining certain market price levels. The Committee determined that Mr. Armstrong, who individually owns approximately 8.3% of the Company's outstanding Common Stock, would not receive stock option grants as incentives under the Program. The Committee may determine to grant equity-based incentives to Mr. Armstrong in the future.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      Mr. Armstrong's minimum salary for fiscal 1996 was determined by the Committee in the same manner as is used by the Committee for executive officers generally. The Committee believes that Mr. Armstrong's compensation is competitive within the industry and, when combined with Mr. Armstrong's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

CODE SECTION 162(m)

      The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible for income tax purposes. The promulgation of proposed regulations under Section 162(m) has not required any change in the Company's current executive compensation program in order to maintain the deductibility of executive compensation. The Committee may in the future deem it advisable to take certain action to preserve the deductibility of executive compensation under Section 162(m).

                  THE STOCK OPTION AND COMPENSATION COMMITTEE

                    Richard F. Ford       Bryan H. Lawrence

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation for each of the last three fiscal years of the Chief Executive Officer, who is the only executive officer of the Company whose annual salary and other reportable compensation exceeded $100,000 in fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                              Annual
                                                           Compensation
                                                           ------------
      Name and Principal Position                       Year       Salary($)
      ---------------------------                       ----       ---------

      J. Hord Armstrong, III                            1996       $175,000
        Chairman of the Board, President, Chief         1995        193,325
        Executive Officer and Treasurer                 1994        174,086

EMPLOYMENT ARRANGEMENTS

      In January 1996, the Company entered into an amended and restated employment agreement with Steven B. Goldfine, the former President/Northern Division and a director of the Company, pursuant to which Mr. Goldfine ceased to be an employee of the Company effective as of January 2, 1996, at which time he became a consultant to the Company on an as-needed basis. See "Directors' Fees."

      In June 1995, the Company entered into an agreement with George P. Bray, the former President/Cairo Division and a director of the Company, pursuant to which Mr. Bray continued to serve as President/Cairo Division until August 1, 1995, at which time he became a consultant to the Company on an as-needed basis through July 31, 1996. See "Directors' Fees."

CERTAIN TRANSACTIONS

      During fiscal 1996, the Company made purchases and sales of various pharmaceuticals from and to Aligen Independent Laboratories, Inc., a private label distributor of prescription drug products and pharmacy benefits management company ("Aligen"). J. Hord Armstrong, III, Chairman of the Board, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors and a director Aligen. In fiscal 1996, purchases by the Company of pharmaceuticals from Aligen amounted to $5,123,000. At March 29, 1996, the Company had accounts receivables from Aligen of $28,000 and no accounts payable to Aligen.

       The Company believes that all of the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal stockholders and affiliates, are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                               PERFORMANCE GRAPH

      The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning September 1, 1992, the date that the Company became publicly held, and ending March 29, 1996, with the cumulative return of the NASDAQ Stock Market - U.S. Index, the Standard & Poor's Health Care Composite Index, and a peer group of companies selected by the Company. Dividend reinvestment has been assumed, and with respect to companies in the peer group, the returns of each such company have been weighted to reflect relative stock market capitalization. The peer group of companies selected by the Company is made up of the Company's publicly held competitors in the wholesale drug industry: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., FoxMeyer Corporation and McKesson Corporation.


                               COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN<F*>
                    AMONG D & K WHOLESALE DRUG, INC., THE NASDAQ STOCK MARKET--U.S. INDEX,
                             THE S & P HEALTH CARE COMPOSITE INDEX AND A PEER GROUP

                                                      [GRAPH]


                                         September 1,     April 2,     April 1,    March 31,     March 29,
                                            1992            1993         1994        1995          1996
                                         ------------     --------     --------    ---------     ---------
D & K Wholesale Drug, Inc.                   100              90           68         138           168
- --------------------------------------------------------------------------------------------------------------
Peer Group                                   100             106          140         143           176
- --------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market--U.S. Index              100             123          133         148           200
- --------------------------------------------------------------------------------------------------------------
S & P Health Care Composite Index            100              85           80         113           167
- --------------------------------------------------------------------------------------------------------------

<F*>$100 invested on 09/01/92 in Stock or on 08/31/92 in Index--Including Reinvestment of Dividends.
    Fiscal year ending March 31.

                            APPOINTMENT OF AUDITORS

      Arthur Andersen LLP served as the Company's independent public accountants for fiscal 1996 and has been selected by the Board of Directors to continue in such capacity during fiscal 1997. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions.

                           PROPOSALS OF STOCKHOLDERS

      Under applicable regulations of the Securities and Exchange Commission, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 1995 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8000 Maryland Avenue, Suite 1190, St. Louis, Missouri 63105 by not later than March 17, 1997. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                         J. HORD ARMSTRONG, III
                                         Chairman of the Board, President
                                           and Chief Executive Officer

July 15, 1996

PROXY                                                                   PROXY

                         D & K WHOLESALE DRUG, INC.

              ANNUAL MEETING OF STOCKHOLDERS, AUGUST 15, 1996

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. Hord Armstrong, III and Martin D. Wilson, and any of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Stockholders of D & K Wholesale Drug, Inc. to be held at The Daniele Hotel, Savoy Room, 216 North Meramec, St. Louis, Missouri, on Thursday, August 15, 1996, at 10:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

        PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)

- -------------------------------------------------------------------------------

                           D & K WHOLESALE DRUG, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


[                                                                         ]


1. ELECTION OF DIRECTORS--                       FOR  WITHHOLD  FOR ALL (EXCEPT
   Nominees: ELLIOT H. STEIN and                 / /    / /     / /  NOMINEE(S)
   MARTIN D. WILSON                                                  WRITTEN
                                                                     BELOW)

                                                 ------------------------------

2. In their discretion upon any business which may properly come before the meeting.


   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
   MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).
   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
   EACH OF THE NOMINEES LISTED.


   Dated this _______ day of ______________________, 1996.

   Signature(s) ____________________________________________

   _________________________________________________________
   Please date and sign in the exact name in which you own the Company's Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.

                                    APPENDIX

      Page 13 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.